NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES REPORTS FIRST QUARTER 2022 RESULTS

•$319.4 million in sales, a 9.0 percent sequential and 30.1 percent year-over-year increase
•GAAP diluted EPS of $0.65
•$36.7 million in cash
•Closed the acquisition of Drydon Equipment Inc. and Burlingame Engineers Inc.

Houston, TX – May 10, 2022 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the first quarter ended March 31, 2022. The following are results for the three months ended March 31, 2022, compared to the three months ended March 31, 2021 and sequentially for the three months ended December 31, 2021, where appropriate. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

First Quarter 2022 financial highlights:

•Sales increased 30.1 percent to $319.4 million, compared to $245.6 million for the first quarter of 2021 and approximately 9.0 percent compared to $293.1 million for the fourth quarter of 2021.
•Earnings per diluted share for the first quarter was $0.65 based upon 19.4 million diluted shares, compared to earnings of $0.02 per share in the first quarter of March 31, 2021, based on 20.0 million diluted shares.
•Net income for the first quarter was $12.6 million, compared to $371 thousand for the prior-year period.
•Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the first quarter of 2022 was $28.3 million compared to $14.8 million for the fourth quarter of 2021 and $14.0 million for the first quarter of 2021.
David R. Little, Chairman and CEO commented, “Our first quarter results reflect what we see as momentum building in our business. We are pleased with DXP's first quarter results which included sequential sales and operating income growth across all three business segments. Total DXP Adjusted EBITDA also increased sequentially and resulted in strong margin improvement. We are encouraged by the organic and acquisition growth, increased earnings driven by the operating leverage we are accustom to seeing within our industry despite the current macro backdrop which includes supply chain challenges, impacts from inflation and the abating COVID crisis. Our improved momentum continued in the first quarter as our DXPeople worked together to manage through supply chain challenges and get in front of rising product costs.
DXP’s first quarter 2021 sales were $319.4 million, or a 30.1 percent increase year-over-year and a 9.0 percent increase over the fourth quarter. During the first quarter, sales were $218.8 million for Service Centers, $53.1 million for Innovative Pumping Solutions and $47.6 million for Supply Chain Services. Most of our customers and the markets we serve continue to show improvement which began in the third and fourth quarter of last year. We have added three acquisitions since the beginning of the year and we expect to close more moving further into fiscal year 2022. While the near-term environment remains dynamic with product inflation, supply chain and labor challenges, and broader economic uncertainty, we remain confident that the underlying demand trends, our robust acquisition pipeline, and our strategic initiatives will allow us to achieve excellent performance and growth in 2022 and beyond. Thank you to all our customers and DXPeople."

Kent Yee, CFO, added, “Our first quarter year-over-year sales growth of 30.1 percent and gross margin improvement were great to see. We turned this into a 91 percent sequential increase in Adjusted EBITDA during a period where DXP has seasonally higher expenses. Our financial results reflect our continued focus on our customers and improving market conditions. As of March 31, 2022, we had $36.7 million in cash. We turned DXP’s sales growth into $0.65 in earnings per diluted share for the first quarter. Total debt outstanding as of March 31, 2022 was $325.9 million with senior leverage of 3.2:1, well under our covenant of 5.25:1. We remain excited by our sales team’s focus on organic sales growth as well as the contributions from recent acquisitions. The DXP effort to be customer driven experts and moving into new markets like water and wastewater is moving DXP in the right direction and we look forward to continuing the momentum into fiscal 2022.”
Financial Strength and Liquidity
Net debt, calculated as total long-term debt, net of cash, on our balance sheet as of March 31, 2022, was $289.3 million compared to $277.7 million at December 31, 2021. As of March 31, 2022, DXP has approximately $168.8 million in liquidity, consisting of $36.6 million in cash on hand and approximately $132.2 million in availability under our ABL facility.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
Non-GAAP Financial Measures
DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, adjusted EBITDA, free cash flow, non-GAAP net income and net debt. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, adjusted EBITDA, free cash flow and non-GAAP net income referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives. Free Cash Flow reconciles to the most directly comparable GAAP financial measure of cash flows from operations as provided below. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to fund acquisitions, make investments, repay debt obligations, repurchase company shares, and for certain other activities.

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic and the impact of low commodity prices of oil and gas; the Company's expectations regarding the filing of the Form 10-Q; the description of the anticipated changes in the Company's consolidated balance sheet and the results of operations and the Company's assessment of the impact of such anticipated changes; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; inability of the Company or its independent auditors to complete the work necessary in order to file the Form 10-Q, in the expected time frame; unanticipated changes to the Company's operating results in the Form 10-Q as filed or in relation to prior periods, including as compared to the anticipated changes stated here; unanticipated impact of such changes and its materiality; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, economic risks related to the impact of COVID-19, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands, except for share and per share amounts)

	Three Months Ended March 31,
	2022	2021

Sales	$319,411	$245,587
Cost of sales	224,527	173,957
Gross profit	94,884	71,630
Selling, general and administrative expenses	73,325	65,397
Operating income	21,559	6,233
Other (income) loss	536	(430)
Interest expense	5,162	5,243
Income before income taxes	15,861	1,420
Provision for income taxes	3,332	1,261
Net income	12,529	159
Net loss attributable to NCI*	(113)	(212)
Net income attributable to DXP Enterprises, Inc.	12,642	371
Preferred stock dividend	23	23
Net income attributable to common shareholders	$12,619	$348

Diluted earnings per share attributable to DXP Enterprises, Inc.	$0.65	$0.02

Weighted average common shares and common equivalent shares outstanding	19,374	20,026

*NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Business segment financial highlights:

•Service Centers’ revenue for the first quarter was $218.8 million, a 5.2 percent sequential increase and an increase of 17.4 percent year-over-year with a 12.5 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the first quarter was $53.1 million, a sequential increase of 22.9 percent and an increase of 128.3 percent year-over-year with a 13.3 percent operating income margin.
•Supply Chain Services’ revenue for the first quarter was $47.6 million, a 13.2 percent sequential increase and an increase of 32.2 percent year-over-year with a 8.5 percent operating income margin.

SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended March 31,
Sales	2022	2021
Service Centers	$218,797	$186,369
Innovative Pumping Solutions	53,058	23,245
Supply Chain Services	47,556	35,973
Total DXP Sales	$319,411	$245,587

	Three Months Ended March 31,
Operating Income	2022	2021
Service Centers	$27,351	$22,137
Innovative Pumping Solutions	7,069	947
Supply Chain Services	4,020	2,323
Total segments operating income	$38,440	$25,407

Reconciliation of Operating Income for Reportable Segments
($ thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Operating income for reportable segments	$38,440	$25,407
Adjustment for:
Amortization of intangibles	4,235	4,146
Corporate expenses	12,646	15,028
Total operating income	$21,559	$6,233
Interest expense	5,162	5,243
Other (income) loss	536	(430)
Income before income taxes	$15,861	$1,420

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands)

The following table is a reconciliation of EBITDA and Adjusted EBITDA, a non-GAAP financial measure, to income before taxes, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended March 31,
	2022	2021
Income before income taxes	15,861	1,420
Plus: interest expense	5,162	5,243
Plus: depreciation and amortization	6,752	6,626
EBITDA	$27,775	$13,289

Plus: NCI loss income before tax*	113	283
Plus: stock compensation expense	370	380
Adjusted EBITDA	$28,258	$13,952
* NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$36,559	$48,989
Restricted cash	91	91
Accounts receivable, net of allowances for doubtful accounts	228,213	218,137
Inventories	111,862	100,894
Costs and estimated profits in excess of billings	20,504	17,193
Prepaid expenses and other current assets	14,317	9,522
Federal income taxes receivable	1,019	9,748
Total current assets	$412,565	$404,574
Property and equipment, net	50,269	51,880
Goodwill	301,563	296,541
Other intangible assets, net of accumulated amortization	77,005	79,205
Operating lease right-of-use assets	56,267	57,221
Other long-term assets	4,646	4,806
Total assets	$902,315	$894,227

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$3,300	$3,300
Trade accounts payable	81,450	77,842
Accrued wages and benefits	23,515	23,006
Customer advances	13,498	12,924
Billings in excess of costs and estimated profits	5,328	3,581
Federal income taxes payable	104	0
Current-portion operating lease liabilities	18,093	18,203
Other current liabilities	32,692	42,206
Total current liabilities	$177,980	$181,062
Long-term debt, less unamortized debt issuance costs	315,030	315,397
Long-term operating lease liabilities	39,045	39,922
Other long-term liabilities	2,206	3,603
Deferred income taxes	7,927	7,516
Total long-term liabilities	$364,208	$366,438
Total Liabilities	$542,188	$547,500
Equity:
Total DXP Enterprises, Inc. equity	360,187	346,674
Non-controlling interest	(60)	53
Total Equity	$360,127	$346,727
Total liabilities and equity	$902,315	$894,227

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands)

The following table is a reconciliation of free cash flow, a non-GAAP financial measure, to cash flow from operating activities, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended March 31,
	2022	2021

Net cash from operating activities	$2,680	$8,577
Less: purchases of property and equipment	(740)	(680)
Plus: proceeds from sales of property and equipment	—	1,297
Free cash flow	$1,940	$9,194

Note: Supplemental non-cash items include share repurchases which have been excluded.